UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 13, 2019

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On November 13, 2019, Wireless Telecom Group, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Holzworth Instrumentation Inc., a Colorado corporation (“Holzworth”), Jason Breitbarth, Joe Koebel and Leyla Bly (each a “Seller” and collectively, “Sellers”), and Jason Breitbarth as the designated representative of Sellers (“Sellers’ Representative”).

Pursuant to the terms of, and subject to the conditions contained in, the Purchase Agreement, the Company will acquire from the Sellers (the “Acquisition”) all of the outstanding shares of Holzworth, a Boulder, Colorado based provider of specialty phase noise analyzers and signal generators.

The aggregate purchase price for the Acquisition is a maximum of $17,000,000, consisting of payments in cash and stock one business day after closing, deferred purchase price payments and contingent consideration in the form of an earnout. At the closing, the Company will issue a promissory note, requiring the Company to pay on the next business day $500,000 of the purchase price by issuing 347,318 shares of its common stock (the “Stock Consideration”), and $8,000,000 in cash (the “Cash Consideration”), reduced by an indemnification holdback of $800,000 and payment of certain of Sellers’ transaction expenses and indebtedness of Holzworth. The parties intend to make a 338(h)(10) election to treat the Acquisition as a purchase and sale of assets, and the Company has agreed to pay any incremental taxes of Sellers resulting from that election.

The first deferred purchase price payment of $750,000 is due in three equal quarterly installments on March 31, 2020, June 30, 2020 and September 30, 2020, respectively. The second deferred purchase price payment of $750,000 is payable on March 31, 2021. Each deferred payment may be reduced as provided in the Purchase Agreement if Holzworth’s EBITDA (as defined in the Purchase Agreement) for each fiscal year ending December 31, 2019 and December 31, 2020, respectively, is less than $1,250,000.

The Company may also be required to pay additional amounts in cash and stock as earnout consideration. The first earnout payment will be equal to two times the amount, if any, by which Holzworth’s EBITDA for the fiscal year ending December 31, 2020 exceeds $1,250,000. The second earnout payment will be equal to two times the amount, if any, by which Holzworth’s EBITDA for the fiscal year ending December 31, 2021 exceeds the greater of $1,250,000 or Holzworth’s EBITDA for the prior fiscal year. The aggregate earnout payments, if any, cannot exceed $7,000,000.

The Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions (subject to certain exceptions and limitations). Consummation of the Acquisition is subject to satisfaction or waiver of, among other conditions, (i) customary closing conditions, including accuracy of representations and warranties of the parties (subject to materiality qualifiers), compliance with covenants in all material respects and the absence of a material adverse effect on Holzworth since the execution date of the Purchase Agreement; (ii) each Seller entering into an employment agreement and a Lock-up and Voting Agreement (as defined below); (iii) Holzworth’s employees having entered into confidential information and inventions assignment agreements; and (iv) the Company having obtained proceeds from a debt financing, whether by way of amendment to its existing credit facilities or otherwise, in an amount sufficient for the Company to pay the Cash Consideration.

The Company expects to close the Acquisition by the end of the year. If the closing does not occur by January 31, 2020, then the Company or Sellers’ Representative can terminate the Purchase Agreement.

Lock-up and Voting Agreements

Pursuant to the Purchase Agreement, at the closing of the Acquisition, the Company will enter into a lock-up and voting agreement (the “Lock-up and Voting Agreement”) with each of the Sellers. Pursuant to the Lock-up and Voting Agreement, each Seller will agree to restrict the sale, assignment, transfer, encumbrance or other disposition of its portion of the Stock Consideration (the “Lock-up Shares”). For a period commencing on the closing date of the Acquisition (the “Effective Date”) and ending on the date which is 36 calendar months following the Effective Date, each Seller will agree that, without prior written consent by the Company, such Seller shall not sell, assign, transfer, encumber or otherwise dispose of the Lock-up Shares or enter into any swap, option or short sale, among other transactions. Upon the prior written consent of the Company, a Seller may transfer Lock-up Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the Seller or a family member; provided that any recipient of the Lock-up Shares sign and deliver to the Company a lock-up and voting agreement substantially in the form of the Lock-up and Voting Agreement. The Lock-up Shares cease to be locked up in the event of a Change of Control (as defined in the Lock-up and Voting Agreement).

In addition, each Seller will, subject to certain limitations, agree, among other things, to appear at each meeting of the shareholders of the Company and vote all of such Seller’s Lock-up Shares (a) in favor or against any proposal presented to the shareholders in the same manner that the Company’s Board of Directors (the “Board”) recommends shareholders vote on such proposal and (b) in favor of any proposal presented to the shareholders with respect to an action of the Company, which the Board has approved, but as to which the Board has not made any recommendation, including in favor of any proposal to adjourn or postpone any meeting of the Company’s shareholders if such adjournment or postponement is conducted in accordance with the terms of the Lock-up and Voting Agreement.

To the extent any shares of Company common stock are issued in payment of any Earnout Consideration (as defined in the Share Purchase Agreement) in accordance with the terms of the Share Purchase Agreement, such shares shall be subject to all applicable transfer restrictions, voting and other provisions set forth in the Lock-up and Voting Agreement, with the Effective Date with respect to such shares being the date such shares were issued; provided that, to the extent the portion of the first $1,500,000 of Earnout Consideration that is paid in cash represents less than 30% of such Earnout Consideration, the portion of shares of Company common stock issued as Earnout Consideration constituting the difference between the cash percentage paid and 30% of the first $1,500,000 of Earnout Consideration shall not be considered Lock-Up Shares.

The foregoing descriptions of the Purchase Agreement and the Lock-up and Voting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the form of Lock-up and Voting Agreement, as the case may be, copies of which are filed as Exhibit 10.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The exhibits filed herewith have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Holzworth, or the Holzworth business. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure documents prepared in connection with the execution and delivery of the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Purchase Agreement are not necessarily characterizations of the actual state of facts about the Company, Holzworth or their respective businesses at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement that the Company expects to close the Acquisition by the end of the year. Investors are cautioned that forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ability of the Company to obtain appropriate debt financing for the transaction on favorable terms or at all; the ability of the Company and Holzworth to satisfy the various conditions to closing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Share Purchase Agreement, dated as of November 13, 2019, among Wireless Telecom Group, Inc., Holzworth Instrumentation Inc., Jason Breitbarth, Joe Koebel and Leyla Bly, and Jason Breitbarth as the designated representative of Sellers

99.1	Form of Lock-up and Voting Agreement

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: November 18, 2019	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Share Purchase Agreement, dated as of November 13, 2019, among Wireless Telecom Group, Inc., Holzworth Instrumentation Inc., Jason Breitbarth, Joe Koebel and Leyla Bly, and Jason Breitbarth as the designated representative of Sellers

99.1	Form of Lock-up and Voting Agreement

* Schedules have been omitted pursuant to Item 601(a)(5) of Schedule S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished.